EXHIBIT 23.3

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 1995, with respect to the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1994 of PPM Cranes, Inc. incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-39619) and related Prospectus of Terex Corporation.



Ernst & Young LLP

Greenville, South Carolina
December 3, 1997